Exhibit 99

CBS CORPORATION REPORTS THIRD QUARTER 2019 RESULTS

Revenues of $3.3 Billion, Up 1%
Diluted EPS of $.85; Adjusted Diluted EPS of $.95

NEW YORK, November 12, 2019 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the third quarter of 2019, including an all-time high in the third quarter for revenues.

“We delivered record third-quarter revenues as we continue to increase our investment in our premium content and direct-to-consumer streaming services, which is the cornerstone of our growth strategy,” said Joe Ianniello, President and Acting Chief Executive Officer, CBS Corporation. “During the quarter, our direct-to-consumer revenue from CBS All Access and Showtime OTT grew 39% from last year, driven by a strong slate of original programming. Meanwhile, retrans, reverse comp and virtual MVPD revenues grew 18%, and our total affiliate and subscription fees grew 12%, representing more than a third of our overall revenue in Q3. Our content licensing revenue is also growing as we ramp up production of programming for all of our platforms, including five new hit shows that we just launched on the biggest platform in media, the CBS Television Network, which is on track to end the season as the most-watched network for the 12th consecutive year. Our base business also remains strong, with solid underlying network advertising growth of 2% during the quarter. In addition, here in the fourth quarter we have a terrific programming schedule at Showtime, including returning favorites Shameless and Ray Donovan, along with a number of exciting new series, such as The L Word: Generation Q. So we are building great momentum as we near our merger with Viacom and head into 2020.”

Third Quarter 2019 Results
Revenues for the third quarter of 2019 grew 1% to $3.30 billion from $3.26 billion for the same prior-year period. Affiliate and subscription fee revenues were up 12%, driven by increases in fees from CBS Television Network affiliated stations and retransmission revenues, as well as growth from the Company’s direct-to-consumer streaming services. Content licensing and distribution revenues were up 1%, mainly as a result of higher sales of series produced for third parties. Advertising revenues decreased 7% from the third quarter of 2018, when the Company had record political advertising sales fueled by the 2018 midterm elections.
Operating income for the third quarter of 2019 was $501 million compared with $690 million for the same prior-year period and included costs incurred during the third quarter in connection with the pending merger with Viacom Inc. (“Viacom”). Adjusted operating income decreased 21% to $581 million from $736 million for the same prior-year period as a result of an increased investment in content, including a higher number of series produced for multiple platforms, as well as the Company’s direct-to-consumer streaming services.
Net earnings for the third quarter of 2019 was $319 million compared with $488 million for the third quarter of 2018. Adjusted net earnings decreased 24% to $356 million from $469 million for the third quarter of 2018. These decreases were driven by the lower operating income, which was partially offset by a lower effective income tax rate in 2019.
Diluted earnings per share (“EPS”) for the third quarter of 2019 was $.85 compared with $1.29 for the same quarter in 2018. Adjusted diluted EPS decreased 23% to $.95 from $1.24 for the same prior-year period.
Cash Flow
For the third quarter of 2019, operating cash flow was $27 million compared with $137 million for the third quarter of 2018. For the first nine months of 2019, operating cash flow was $341 million compared with $1.18 billion for the same period in 2018. Free cash flow was an outflow of $7 million for the third quarter of 2019 compared with an inflow of $97 million for the same prior-year period, and for the first nine months of the year, free cash flow was $247 million in 2019 compared with $1.08 billion for 2018. The decreases for the nine-month period were mainly driven by an increased investment in content and a non-recurring income tax payment in 2019.
Details of the discrete items excluded from financial results and reconciliations of adjusted results and free cash flow to their most directly comparable GAAP financial measures are included at the end of this earnings release.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type; segment operating income (loss); and depreciation and amortization by segment for the three and nine months ended September 30, 2019, and 2018.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Segment	2019	2018	2019	2018
Entertainment	$2,286	$2,190	$8,203	$7,345
Cable Networks	563	529	1,677	1,653
Publishing	217	240	599	607
Local Media	406	434	1,286	1,269
Corporate/Eliminations	(177)	(130)	(494)	(384)
Total Revenues	$3,295	$3,263	$11,271	$10,490

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Type	2019	2018	2019	2018
Advertising	$1,177	$1,263	$4,645	$4,323
Content licensing and distribution	939	933	3,126	3,024
Affiliate and subscription fees	1,124	1,008	3,348	2,976
Other	55	59	152	167
Total Revenues	$3,295	$3,263	$11,271	$10,490

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Segment Operating Income (Loss)	2019	2018	2019	2018
Entertainment	$302	$384	$1,258	$1,237
Cable Networks	196	241	556	722
Publishing	52	51	102	98
Local Media	96	124	364	370
Corporate/Eliminations	(65)	(64)	(204)	(216)
Adjusted Operating Income	581	736	2,076	2,211
Restructuring charges	—	—	(108)	(25)
Merger-related costs and other corporate matters	(80)	(46)	(93)	(65)
Gain on sale of assets	—	—	549	—
Total Operating Income	$501	$690	$2,424	$2,121

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Depreciation and Amortization	2019	2018	2019	2018
Entertainment	$30	$31	$89	$94
Cable Networks	5	5	15	14
Publishing	1	1	4	4
Local Media	10	11	30	33
Corporate	6	8	20	23
Total Depreciation and Amortization	$52	$56	$158	$168

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, Network 10, CBS Interactive, CBS Sports Network and CBS Films)
Entertainment revenues of $2.29 billion for the third quarter of 2019 increased 4% from $2.19 billion for the third quarter of 2018. The growth was led by affiliate and subscription fee revenues, which were up 22%, driven by increases in station affiliation fees and revenues from virtual MVPDs, as well as subscriber growth at CBS All Access. Content licensing and distribution revenues increased 7%, mainly from higher sales of series produced for third parties. Advertising revenues decreased 5% from the third quarter of 2018, primarily as a result of the timing of the broadcast of sporting events and lower revenues during the Company’s 19-day carriage dispute with a distributor in the third quarter of 2019. Underlying CBS Network advertising revenues increased 2% for the quarter.
Entertainment operating income was $302 million for the third quarter of 2019 compared with $384 million for the same prior-year period. This decrease was driven by an increased investment in content, including a higher number of series produced for multiple platforms, as well as the Company’s direct-to-consumer streaming services.
Cable Networks (Showtime Networks, Pop and Smithsonian Networks)
Cable Networks revenues of $563 million for the third quarter of 2019 increased 6% from $529 million for the same prior-year period. The increase reflects growth from the Showtime digital streaming subscription offering and the inclusion of the results of Pop. The Company acquired the remaining stake of Pop in March 2019, bringing its ownership to 100%.
Cable Networks operating income was $196 million for the third quarter of 2019 compared with $241 million for the same prior-year period. The decrease mainly reflects an increased investment in programming, including costs associated with new Showtime series that aired during the third quarter of 2019, such as City on a Hill, On Becoming a God in Central Florida and The Loudest Voice.

Publishing (Simon & Schuster)
Publishing revenues were $217 million for the third quarter of 2019 compared with $240 million for the same prior-year period. The decrease was mainly driven by lower print book sales compared to the third quarter of 2018, which included the record-breaking release of Fear: Trump in the White House by Bob Woodward. Bestselling titles for the third quarter of 2019 included The Institute by Stephen King and The Book of Gutsy Women by Hillary Rodham Clinton and Chelsea Clinton.
Publishing operating income of $52 million for the third quarter of 2019 increased 2% from $51 million for the same prior-year period, primarily reflecting lower production costs from the mix of titles.

Local Media (CBS Television Stations and CBS Local Digital Media)
Local Media revenues were $406 million for the third quarter of 2019 compared with $434 million for the same prior-year period. The decrease was driven by lower political adverting sales as a result of the benefit to the third quarter of 2018 from last year’s midterm elections and lower revenues during the Company’s 19-day carriage dispute with a distributor in the third quarter of 2019. These decreases were partially offset by growth in retransmission revenues.
Local Media operating income was $96 million for the third quarter of 2019 compared with $124 million for the same prior-year period, mainly as a result of the decrease in high-margin political advertising sales.
Corporate
Corporate expenses of $65 million for the third quarter of 2019 increased 2% from $64 million for the same prior-year period.
Merger Agreement with Viacom
On August 13, 2019, CBS and Viacom entered into an Agreement and Plan of Merger, as amended as of October 16, 2019, pursuant to which CBS and Viacom agreed to combine their respective businesses. This agreement provides that Viacom will merge with and into CBS, with CBS continuing as the surviving company. Upon the completion of the merger, the name of the combined company will be changed to ViacomCBS Inc.
On October 25, 2019, the U.S. Securities and Exchange Commission declared effective the Registration Statement on Form S-4 filed by CBS in connection with the pending merger. On October 28, 2019, the merger and the related proposals were approved by National Amusements, Inc. and its affiliate, which satisfies the closing conditions to the merger requiring approval of a majority of the CBS Class A shares and a majority of the Viacom Class A shares. The merger is expected to close by early December 2019, subject to other customary closing conditions. In addition, at closing, CBS will delist its Class A and Class B common stock from the NYSE and will list the ViacomCBS Class A and Class B common stock, including the outstanding shares of CBS Class A and Class B common stock (which will remain outstanding shares of ViacomCBS), on the NASDAQ Stock Market under the new ticker symbols “VIACA” and “VIAC,” respectively.

About CBS Corporation:
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -- “the Eye” -- one of the most-recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, local TV, film and interactive. CBS’ businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Network 10 Australia, CBS Television Studios, CBS Global Distribution Group, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS All Access, the Company’s direct-to-consumer digital streaming subscription service, CBS Sports Network, CBS Films, Showtime Networks, Pop, Smithsonian Networks, Simon & Schuster, CBS Television Stations and CBS Experiences. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements, including the Company’s expectations concerning its revenues and EPS. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in the public acceptance of the Company’s content; advertising market conditions generally; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; increased programming costs and investments; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the outcomes of investigation-related legal actions, which are inherently unpredictable, and any associated costs; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; the pending merger with Viacom may not be completed on anticipated terms and timing; a condition to closing of the pending merger may not be satisfied, including obtaining regulatory approvals; the anticipated tax treatment of the pending merger may not be obtained; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the pending merger; litigation relating to the pending merger against the Company, Viacom or their respective directors; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the pending merger; any negative effects of the announcement, pendency or consummation of the pending merger on the market price of the Company’s common stock and on the Company’s or Viacom’s operating results; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the pending merger; the risks and costs associated with the integration of, and the ability of the Company and Viacom to integrate, the businesses successfully and to achieve anticipated synergies; the risk that disruptions from the pending merger will harm the Company’s or Viacom’s business, including current plans and operations; the ability of the Company or Viacom to retain and hire key personnel and uncertainties arising from leadership changes; other domestic and global economic, business, competitive, technological and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks and Registration Statement on Form S-4 filed on October 24, 2019 in connection with the pending merger. The forward-looking statements included in this news release are made only as of the date of this news release and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Important Information About the Pending Merger Between CBS and Viacom and Where To Find It
In connection with the pending merger between CBS and Viacom, CBS has filed with the SEC a Registration Statement on Form S-4 (No. 333-234238) (the “Registration Statement”) that includes a joint consent solicitation statement of CBS and Viacom and that also constitutes a prospectus of CBS (the “joint consent solicitation statement / prospectus”).  The Registration Statement was declared effective by the SEC on October 25, 2019. CBS and Viacom commenced mailing the definitive joint consent solicitation statement / prospectus to CBS stockholders and Viacom stockholders on or about October 28, 2019. This news release is not a substitute for the joint consent solicitation statement / prospectus or Registration Statement or any other document which CBS or Viacom may file with the SEC.  INVESTORS AND SECURITY HOLDERS OF CBS AND VIACOM ARE URGED TO READ THE REGISTRATION STATEMENT, WHICH INCLUDES THE JOINT CONSENT SOLICITATION STATEMENT / PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER AND RELATED MATTERS.  Investors and security holders may obtain free copies of the Registration Statement, which includes the joint consent solicitation statement / prospectus, and other documents filed with the SEC by CBS and Viacom through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of CBS (+1-212-975-4321 or +1-877-227-0787; investorrelations@CBS.com) or Viacom (+1-212-846-6700 or +1-800-516-4399; investor.relations@Viacom.com).
No Offer or Solicitation
This news release is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Contacts:
Press:	Investors:
Dana McClintock	Anthony DiClemente
Executive Vice President, Chief Communications Officer	Executive Vice President, Investor Relations
(212) 975-1077	(212) 975-2160
dlmcclintock@cbs.com	anthony.diclemente@cbs.com

Kelli Raftery
Executive Vice President, Corporate Communications
(212) 975-3161
kelli.raftery@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenues	$3,295	$3,263	$11,271	$10,490

Operating income	$501	$690	$2,424	$2,121
Interest expense	(114)	(115)	(346)	(349)
Interest income	12	12	38	43
Other items, net	(24)	(17)	(66)	(52)
Earnings before income taxes and equity in loss of investee companies	375	570	2,050	1,763
(Provision) benefit for income taxes	(33)	(64)	344	(312)
Equity in loss of investee companies, net of tax	(23)	(18)	(52)	(52)
Net earnings	$319	$488	$2,342	$1,399

Basic net earnings per common share	$.85	$1.30	$6.26	$3.70

Diluted net earnings per common share	$.85	$1.29	$6.23	$3.66

Weighted average number of common shares outstanding:
Basic	374	375	374	378
Diluted	376	379	376	382

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$196	$322
Receivables, net	3,685	4,041
Programming and other inventory	1,964	1,988
Prepaid expenses and other current assets	428	401
Total current assets	6,273	6,752
Property and equipment	2,942	2,926
Less accumulated depreciation and amortization	1,771	1,717
Net property and equipment	1,171	1,209
Programming and other inventory	4,861	3,883
Goodwill	5,064	4,920
Intangible assets	2,655	2,638
Operating lease assets	1,001	—
Deferred income tax assets, net	779	29
Other assets	2,672	2,395
Assets held for sale	—	33
Total Assets	$24,476	$21,859

Liabilities and Stockholders’ Equity
Accounts payable	$308	$201
Participants' share and royalties payable	1,201	1,177
Accrued programming and production costs	635	704
Commercial paper	50	674
Accrued expenses and other current liabilities	1,928	1,817
Total current liabilities	4,122	4,573
Long-term debt	9,359	9,465
Noncurrent operating lease liabilities	948	—
Other liabilities	4,995	5,017
Stockholders’ Equity	5,052	2,804
Total Liabilities and Stockholders’ Equity	$24,476	$21,859

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Months Ended
	September 30,
	2019	2018
Operating Activities:
Net earnings	$2,342	$1,399
Adjustments to reconcile net earnings to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	158	168
Deferred tax benefit	(582)	(51)
Stock-based compensation	117	105
Equity in loss of investee companies, net of tax and distributions	53	52
Gain on sale of assets	(549)	—
Change in assets and liabilities, net of investing and financing activities	(1,198)	(494)
Net cash flow provided by operating activities from continuing operations	341	1,179
Net cash flow provided by operating activities from discontinued operations	—	1
Net cash flow provided by operating activities	341	1,180
Investing Activities:
Investments in and advances to investee companies	(72)	(76)
Capital expenditures	(94)	(99)
Acquisitions, net of cash acquired	(39)	(29)
Proceeds from dispositions	740	—
Proceeds from sale of investments	15	—
Other investing activities	3	8
Net cash flow provided by (used for) investing activities from continuing operations	553	(196)
Net cash flow used for investing activities from discontinued operations	—	(23)
Net cash flow provided by (used for) investing activities	553	(219)
Financing Activities:
Repayments of short-term debt borrowings, net	(624)	(305)
Proceeds from issuance of senior notes	492	—
Repayment of senior notes	(600)	—
Payment of finance lease obligations	(9)	(12)
Payment of contingent consideration	(3)	(5)
Dividends	(205)	(208)
Purchase of Company common stock	(14)	(497)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(43)	(59)
Acquisition of noncontrolling interest	(26)	—
Proceeds from exercise of stock options	14	23
Other financing activities	—	(1)
Net cash flow used for financing activities	(1,018)	(1,064)
Net decrease in cash, cash equivalents and restricted cash	(124)	(103)
Cash, cash equivalents and restricted cash at beginning of period (includes $120 (2019) and $0 (2018) of restricted cash)	442	285
Cash, cash equivalents and restricted cash at end of period (includes $122 (2019) and $0 (2018) of restricted cash)	$318	$182

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following tables set forth the Company’s Adjusted Operating Income for the three and nine months ended September 30, 2019 and 2018. The Company defines “Adjusted Operating Income” as operating income excluding restructuring charges, merger-related costs and other corporate matters and gain on sale of assets, each where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management; provide a clearer perspective on the underlying performance of the Company; and make it easier for investors, analysts and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

	Three Months Ended September 30,
	2019	2018
Adjusted Operating Income	$581	$736
Merger-related costs and other corporate matters	(80)	(46)
Operating income	501	690
Interest expense	(114)	(115)
Interest income	12	12
Other items, net	(24)	(17)
Earnings before income taxes and equity in loss of investee companies	375	570
Provision for income taxes	(33)	(64)
Equity in loss of investee companies, net of tax	(23)	(18)
Net earnings	$319	$488

	Nine Months Ended September 30,
	2019	2018
Adjusted Operating Income	$2,076	$2,211
Restructuring charges	(108)	(25)
Merger-related costs and other corporate matters	(93)	(65)
Gain on sale of assets	549	—
Operating income	2,424	2,121
Interest expense	(346)	(349)
Interest income	38	43
Other items, net	(66)	(52)
Earnings before income taxes and equity in loss of investee companies	2,050	1,763
Benefit (provision) for income taxes	344	(312)
Equity in loss of investee companies, net of tax	(52)	(52)
Net earnings	$2,342	$1,399

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as net cash flow provided by operating activities before operating cash flow from discontinued operations, and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by operating activities is the most directly comparable GAAP financial measure.
Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.
As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net cash flow provided by operating activities	$27	$137	$341	$1,180
Capital expenditures	(34)	(37)	(94)	(99)
Less: Operating cash flow from discontinued operations	—	3	—	1
Free cash flow	$(7)	$97	$247	$1,080
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net cash flow provided by operating activities	$27	$137	$341	$1,180
Net cash flow (used for) provided by investing activities	$(29)	$(36)	$553	$(219)
Net cash flow used for financing activities	$(18)	$(171)	$(1,018)	$(1,064)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2019 and 2018 Adjusted Results
The Company’s results included discrete items that affected comparability. Adjusted results exclude these discrete items and are measures of performance not calculated in accordance with GAAP. The Company believes that these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management; provide a clearer perspective on the underlying performance of the Company; and make it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results. The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures.

	Three Months Ended September 30, 2019
	Reported	Merger-Related Costs (a)	Tax Item (b)	Adjusted
Revenues	$3,295	$—	$—	$3,295

Operating income	$501	$80	$—	$581
Operating income margin (c)	15%			18%
Interest expense	(114)	—	—	(114)
Interest income	12	—	—	12
Other items, net	(24)	—	—	(24)
Earnings before income taxes and equity in loss of investee companies	375	80	—	455
Provision for income taxes	(33)	—	(43)	(76)
Effective income tax rate	8.8%			16.7%

Equity in loss of investee companies, net of tax	(23)	—	—	(23)
Net earnings	$319	$80	$(43)	$356
Diluted EPS	$.85	$.21	$(.11)	$.95
Diluted weighted average number of common shares outstanding	376			376
(a) Reflects costs incurred in connection with the pending merger with Viacom.
(b) Reflects tax benefits realized in connection with the preparation of the 2018 federal tax return, based on further clarity provided by the U.S. government on tax positions relating to federal tax legislation enacted in December 2017.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30, 2018
	Reported	Corporate Matters (a)	Tax Item (b)	Adjusted
Revenues	$3,263	$—	$—	$3,263

Operating income	$690	$46	$—	$736
Operating income margin (c)	21%			23%
Interest expense	(115)	—	—	(115)
Interest income	12	—	—	12
Other items, net	(17)	—	—	(17)
Earnings before income taxes and equity in loss of investee companies	570	46	—	616
Provision for income taxes	(64)	(11)	(54)	(129)
Effective income tax rate	11.2%			20.9%

Equity in loss of investee companies, net of tax	(18)	—	—	(18)
Net earnings	$488	$35	$(54)	$469
Diluted EPS	$1.29	$.09	$(.14)	$1.24
Diluted weighted average number of common shares outstanding	379			379
(a) Primarily reflects professional fees associated with corporate matters.
(b) Reflects a net tax benefit associated with changes in tax law.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Nine Months Ended September 30, 2019
	Reported	Restructuring Charges	Merger-Related Costs and Other Corporate Matters (a)	Gain on Sale of Assets (b)	Tax Items (c)	Adjusted
Revenues	$11,271	$—	$—	$—	$—	$11,271

Operating income	$2,424	$108	$93	$(549)	$—	$2,076
Operating income margin (d)	22%					18%
Interest expense	(346)	—	—	—	—	(346)
Interest income	38	—	—	—	—	38
Other items, net	(66)	—	—	—	—	(66)
Earnings before income taxes and equity in loss of investee companies	2,050	108	93	(549)	—	1,702
Benefit (provision) for income taxes	344	(27)	(3)	163	(811)	(334)
Effective income tax rate	(16.8)%					19.6%

Equity in loss of investee companies, net of tax	(52)	—	—	(10)	—	(62)
Net earnings	$2,342	$81	$90	$(396)	$(811)	$1,306
Diluted EPS	$6.23	$.22	$.24	$(1.05)	$(2.16)	$3.47
Diluted weighted average number of common shares outstanding	376					376
(a) Reflects costs incurred in connection with the pending merger with Viacom, legal proceedings involving the Company and other corporate matters.
(b) Reflects a gain of $549 million ($386 million, net of tax) on the sale of the CBS Television City property and sound stage operation and a gain on the sale of an international joint venture.
(c) Reflects a deferred tax benefit of $768 million resulting from the transfer of intangible assets between subsidiaries of the Company in connection with a reorganization of the Company’s international operations as well as other discrete tax benefits.
(d) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Nine Months Ended September 30, 2018
	Reported	Restructuring Charges	Corporate Matters (a)	Tax Item (b)	Adjusted
Revenues	$10,490	$—	$—	$—	$10,490

Operating income	$2,121	$25	$65	$—	$2,211
Operating income margin (c)	20%				21%
Interest expense	(349)	—	—	—	(349)
Interest income	43	—	—	—	43
Other items, net	(52)	—	—	—	(52)
Earnings before income taxes and equity in loss of investee companies	1,763	25	65	—	1,853
Provision for income taxes	(312)	(6)	(15)	(54)	(387)
Effective income tax rate	17.7%				20.9%

Equity in loss of investee companies, net of tax	(52)	—	—	—	(52)
Net earnings	$1,399	$19	$50	$(54)	$1,414
Diluted EPS	$3.66	$.05	$.13	$(.14)	$3.70
Diluted weighted average number of common shares outstanding	382				382
(a) Reflects professional fees associated with corporate matters.
(b) Reflects a net tax benefit associated with changes in tax law.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.